SCHEDULE 14C

(Rule 14c-101)

Information Required in Information Statement

Schedule 14C Information

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒	Definitive Information Statement

MassMutual Select Funds

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MASSMUTUAL SELECT FUNDS

(the “Trust”)

1295 State Street

Springfield, Massachusetts 01111

MassMutual Select Small Company Value Fund

(the “Fund”)

INFORMATION STATEMENT

February 23, 2009

Important Notice Regarding the Availability of this Information Statement

This Information Statement is available at http://www.massmutual.com/retire

The Trustees of the MassMutual Select Funds (the “Trustees”) are distributing this Information Statement in connection with a new Investment Sub-Advisory Agreement for the Fund (the Fund’s “New Sub-Advisory Agreement”) between Massachusetts Mutual Life Insurance Company (in its capacity as investment adviser to the Fund, the “Adviser” or “MassMutual”) and Federated Clover Investment Advisors (“Federated Clover” or the “Sub-Adviser”) for the Fund. This Information Statement explains why the Trustees approved the Adviser’s entering into the New Sub-Advisory Agreement with Federated Clover with respect to the Fund, as well as to describe generally the terms of the New Sub-Advisory Agreement. This Information Statement is being delivered to shareholders of record as of January 30, 2009 on or about February 23, 2009.

As required by an Exemptive Order that the Adviser has received from the Securities and Exchange Commission to permit the Adviser to change sub-advisers or hire new sub-advisers for one or more funds from time to time without obtaining shareholder approval, subject to approval by a fund’s shareholders of this arrangement, the Fund is distributing this Information Statement solely for your information. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Trustee Approval of the New Sub-Advisory Agreement

At a meeting of the Trustees held on November 12, 2008, the Trustees approved the New Sub-Advisory Agreement. As described below, the Trustees carefully considered the matter and concluded that it was appropriate for the Fund to enter into the New Sub-Advisory Agreement so that Federated Clover could begin to serve as a co-sub-adviser to the Small Company Value Fund along with T. Rowe Price Associates, Inc. (“T. Rowe Price”) and EARNEST Partners, LLC (“Earnest Partners”). The Trustees considered, among others, the following factors in reaching this decision:

•

Clover Capital Management, Inc. (“Clover”), one of the Fund’s current co-sub-advisers, was being acquired by Federated Investors, Inc. (“Federated Investors”) during the fourth quarter of 2008 and would become known as Federated Clover, a division of Federated Global Investment Management Corp. (“Federated Global”);

•	Federated Clover’s headquarters would remain in Rochester, New York with the same Chief Executive Officer and Chief Investment Officer and management team continuing to lead the organization;

•	Clover’s key equity investment personnel had signed long-term employment contracts to remain with Federated Clover;

•	Federated Investors is one of the largest investment managers in the United States, managing over $340 billion in assets as of September 30, 2008; and

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•	The New Sub-Advisory Agreement would be substantially similar to the existing agreement in place with Clover and the sub-advisory fees would remain the same.

The Trustees were informed that the sale would cause the Fund’s former investment sub-advisory agreement with Clover to terminate. The Investment Company Act of 1940, as amended (the “1940 Act”), provides generally that the advisory agreements of mutual funds, including sub-advisory agreements, automatically terminate in the event of an “assignment,” as that term is defined in the 1940 Act. The 1940 Act defines “assignment” to include, in general, transactions in which there is a change in the ownership of an investment adviser, including a sub-adviser, or its parent company. The transaction discussed above met this definition. The terms of the former sub-advisory agreement also stipulated that the agreement terminate in the event of its assignment, as defined in the 1940 Act.

Based on the foregoing, and following their review, the Trustees concluded that (i) they were satisfied with the nature, extent and quality of services expected to be provided in the future under the New Sub-Advisory Agreement; (ii) the investment process, research capabilities and philosophy of Federated Clover would be well suited to the Fund, given its investment objective and policies; and (iii) the terms of the New Sub-Advisory Agreement were fair and reasonable and were in the best interest of the Fund’s shareholders. After carefully considering the information summarized above, the Trustees, including the Trustees who are not “interested persons” of the Trust, the Adviser or the Sub-Advisers (as such term is defined in the 1940 Act (the “Independent Trustees”)), unanimously voted to approve the New Sub-Advisory Agreement for the Fund. Prior to a vote being taken to approve the New Sub-Advisory Agreement, the Independent Trustees met separately in executive session to discuss the appropriateness of the agreement. During the executive session, the Independent Trustees were advised by their independent legal counsel. The Independent Trustees weighed the foregoing matters in light of the advice given to them by their independent legal counsel as to the law applicable to the review of investment advisory contracts. In arriving at a decision, the Trustees, including the Independent Trustees, did not identify any single matter as all-important or controlling. The foregoing summary does not detail all of the matters considered.

Description of the New Sub-Advisory Agreement

Appendix A to this Information Statement contains the New Sub-Advisory Agreement. While the next several paragraphs briefly summarize some important provisions of the New Sub-Advisory Agreement, you should read Appendix A for a complete understanding of the New Sub-Advisory Agreement.

The New Sub-Advisory Agreement essentially provides that Federated Clover, under the Trustees’ and the Adviser’s supervision, will, among other things, (1) provide investment advice and recommendations to the Fund with respect to the Fund’s investments, investment policies and the purchase, sale or other distribution of securities and other investments, (2) arrange for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund, and (3) provide reports regarding the foregoing to the Trustees at each board meeting.

The New Sub-Advisory Agreement provides that Federated Clover will not be liable to the Fund or its shareholders, except in the event of Federated Clover’s willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard to its obligations and duties under the New Sub-Advisory Agreement.

There is no change in the advisory fee rate paid by the Fund’s shareholders. The advisory fee rate will continue to be 0.85% of the average daily net assets of the Fund.

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Information About the Ownership of the Sub-Adviser

The following description of Federated Clover was provided to the Trust by Federated Clover.

Federated Clover Investment Advisors (“Federated Clover”), a division of Federated Global Investment Management Corp., located at 400 Meridian Centre, Suite 200, Rochester, New York 14618, manages a portion of the portfolio of the MassMutual Select Small Company Value Fund. Federated Global Investment Management Corp. is a wholly-owned subsidiary of Federated Investors, Inc. As of December 31, 2008, Federated Investors, Inc. had discretionary asset management authority with respect to approximately $407 billion of assets.

The following are the names and principal occupations of the principal executive officers and each director of Federated Global Investment Management Corp. The address of the principal executive officers and each director is 450 Lexington Avenue, Suite 3700, New York, New York 10017.

Name	Principal Occupation
J. Christopher Donahue	Director, Chairman

Thomas R. Donahue	Director, Treasurer

Brian P. Bouda	Chief Compliance Officer

G. Andrew Bonnewell	Vice President, Secretary

John B. Fisher	Director, President, CEO

Stephen F. Auth	Executive Vice President, CIO – Equity

Certain Brokerage Matters

In their consideration of the New Sub-Advisory Agreement, the Trustees took account of Federated Clover’s practices regarding the selection and compensation of brokers and dealers that will execute portfolio transactions for the Fund, and the brokers’ and dealers’ provision of brokerage and research services to Federated Clover.

As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Federated Clover may cause the Fund to pay to a broker which provides brokerage and research services to the Fund an amount of disclosed commission in excess of the commission which another broker would have charged for effecting that transaction. This practice is subject to a good faith determination by Federated Clover that the price is reasonable in light of the services provided viewed either in terms of the specific transaction involved in Federated Clover’s overall duties to the Fund or the policies that the Trustees of the Trust may adopt from time to time.

Federated Clover may cause portfolio transactions for the Fund to be executed by an affiliated brokerage firm. The Fund pays brokerage commissions to these brokerage firms for executing these portfolio transactions. Federated Clover has informed the Adviser that Federated Clover follows procedures designed to ensure that the commissions paid to affiliated brokerage firms are equal to or less than those paid to other brokers in connection with comparable transactions involving similar securities and that the commissions charged to the Fund by affiliated brokerage firms do not exceed commissions charged to other clients in connection with comparable transactions involving similar securities.

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Other Information

Adviser’s Address. The address of the Adviser is 1295 State Street, Springfield, Massachusetts 01111.

Principal Underwriter, Administrator and Sub-Administrator. The address of the Fund’s principal underwriter, MML Distributors, LLC, is 1295 State Street, Springfield, Massachusetts 01111. MML Distributors, LLC is an indirect, wholly-owned subsidiary of the Adviser. The Adviser serves as the administrator of the Fund. State Street Bank and Trust Company, which is located at 200 Clarendon Street, 16th Floor, Boston, Massachusetts 02116, serves as the sub-administrator of the Fund.

Annual and Semi-Annual Reports. The Trust has previously sent its Annual and Semi-Annual Reports to its shareholders. You can obtain a copy of these Reports without charge by writing to the Trust at 1295 State Street, Springfield, Massachusetts 01111 or by calling 888-309-3539.

Outstanding Shares. Appendix C to this Information Statement lists the total number of shares outstanding as of January 30, 2009 for each class of the Fund’s shares. Shares of the Fund are primarily offered to institutional investors through institutional distribution channels, such as employer-sponsored retirement plans or through broker-dealers, financial institutions or insurance companies. Purchasers of shares of the Fund must have an agreement with the Adviser or an affiliate of the Adviser to purchase shares of the Fund.

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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Appendix A

INVESTMENT SUB-ADVISORY AGREEMENT

for MassMutual Select Small Company Value Fund

This Investment Sub-Advisory Agreement (this “Sub-Advisory Agreement”) is by and between Federated Clover Investment Advisors, a division of Federated Global Investment Management Corp. (the “Sub-Adviser”), and Massachusetts Mutual Life Insurance Company, a mutual life insurance company organized under the laws of the Commonwealth of Massachusetts (“MassMutual”), for the MassMutual Select Small Company Value Fund (the “Fund”), a series of MassMutual Select Funds (the “Trust”), a Massachusetts business trust which is an open-end diversified management investment company registered as such with the Securities and Exchange Commission (the “Commission”) pursuant to the Investment Company Act of 1940, as amended (the “Act”), effective as of the close of business on the 1st day of December, 2008.

WHEREAS, the Trust has appointed MassMutual as the investment adviser for the Fund pursuant to the terms of an Investment Advisory Agreement (the “Advisory Agreement”);

WHEREAS, the Advisory Agreement provides that MassMutual may, at its option, subject to approval by the Trustees of the Trust and, to the extent necessary, the shareholders of the Fund, appoint a sub-adviser to assume certain responsibilities and obligations of MassMutual under the Advisory Agreement; and

WHEREAS, MassMutual and the Sub-Adviser are investment advisers registered with the Commission as such under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, MassMutual desires to appoint the Sub-Adviser as one of the sub-advisers for the Fund with responsibility for such portion of the Fund’s assets as MassMutual shall direct from time to time (the “Portfolio”) and, subject to approval by the Trustees of the Trust and compliance with the terms of certain exemptive relief obtained from the Commission, MassMutual may appoint the Sub-Adviser, and this Agreement may become effective, without shareholder approval;

WHEREAS, the Sub-Adviser will not consult with any other sub-adviser to a fund for which MassMutual serves as investment adviser concerning transactions for the Fund in securities or other assets; and

WHEREAS, the Sub-Adviser is willing to act in such capacity upon the terms herein set forth;

NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, MassMutual, the Fund and the Sub-Adviser, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	General Provision.

(a) MassMutual hereby employs the Sub-Adviser and the Sub-Adviser hereby undertakes to act as the investment sub-adviser of the Portfolio to provide investment advice and to perform for the Fund such other duties and functions as are hereinafter set forth. The Sub-Adviser shall, in all matters, give to the Fund and the Trust’s Board of Trustees, directly or through MassMutual, the benefit of the Sub-Adviser’s best judgment, effort, advice and recommendations and shall, at all times conform to, and use commercially reasonable efforts to ensure the Portfolio conforms to:

(i) the provisions of the Act and any rules or regulations thereunder;

(ii) any other applicable provisions of state or federal law applicable to the operation of registered investment companies;

(iii) the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust, as amended from time to time and provided to the Sub-Adviser by MassMutual (collectively referred to as the “Trust Documents”);

(iv) policies and determinations of the Board of Trustees of the Trust and MassMutual, which have been delivered to the Sub-Adviser;

(v) the fundamental and non-fundamental policies and investment restrictions of the Fund as reflected in the Trust’s registration statement under the Act or as such policies may, from time to time, be amended by the Fund’s Board of Trustees or shareholders; and

(vi) the Prospectus and Statement of Additional Information of the Fund in effect from time to time (collectively referred to as the “Disclosure Documents”).

(b) The Sub-Adviser shall be afforded a reasonable amount of time after receiving notice of any changes to the Trust Documents, Disclosure Documents or other policies, determinations, restrictions or other information identified in clauses (i) through (vi) of Section 1(a) above to implement any such changes. The appropriate officers and employees of the Sub-Adviser shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Trust and MassMutual with respect to the services provided by the Sub-Adviser hereunder. MassMutual acknowledges that the Sub-Adviser is not the Fund’s pricing agent. The Sub-Adviser will provide reasonable information to the Fund’s pricing agent upon request, which information may be taken into account by the Fund’s pricing agent when it makes its determinations in valuing securities held by the Fund for which market quotations are not readily available (i.e., internally priced securities).

(c) MassMutual acknowledges that the Sub-Adviser is not the compliance agent for the Fund or for MassMutual, and does not have access to all of the Fund’s books and records necessary to perform certain compliance testing. To the extent that the Sub-Adviser has agreed to perform the services specified in this Section and in Section 2 hereof in accordance with applicable law (including sub-chapters M and L of the Internal Revenue Code of 1986, as amended (the “Code”), the Act and the Advisers Act (“Applicable Law”)) and in accordance with the Trust Documents, policies and determinations of the Board of Trustees of the Trust and MassMutual and the Fund’s Disclosure Documents (collectively, the “Charter Requirements”), the Sub-Adviser shall perform such services based upon its books and records with respect to the Portfolio, which comprise a portion of the Fund’s books and records, and upon written instructions received from the Fund, MassMutual or the Fund’s administrator, and shall not be held responsible under this Sub-Advisory Agreement so long as it performs such services in accordance with this Sub-Advisory Agreement, the Charter Requirements and Applicable Law based upon such books and records and such instructions provided by the Fund, MassMutual or the Fund’s administrator. The Sub-Adviser shall be afforded a reasonable amount of time to implement any such instructions (for example, if instructed not to trade on behalf of securities of certain specified MassMutual or Fund affiliates, the Sub-Adviser shall be afforded a reasonable amount of time (e.g., five business days) after receipt of such instruction to implement this trading restriction). In no event shall Sub-Adviser be responsible for compliance testing with respect to any assets of the Fund other than the Portfolio sub-advised by Sub-Adviser.

2.	Duties of the Sub-Adviser.

(a) The Sub-Adviser shall, subject to the general direction and control by the Trust’s Board of Trustees or MassMutual, (i) regularly provide investment advice, without prior consultation, to the Portfolio, directly or through MassMutual, with respect to the Portfolio’s investments, investment policies and the purchase, sale or other disposition of securities and other investments; (ii) supervise and monitor continuously the investment program of the Portfolio and the composition of its portfolio and determine what securities or other investments shall be purchased or sold by the Portfolio; (iii) arrange, subject to the provisions of Section 7 hereof, for the purchase of securities and other investments for the Portfolio and the sale of securities and other investments held in the portfolio of the Portfolio; (iv) provide reports on the foregoing to the Board of Trustees at each Board meeting; and (v) vote or exercise any proxies or other consent rights with respect to such securities or investments consistent with Sub-Adviser’s policies applicable to such voting as in effect from time to time.

(b) The Sub Adviser shall provide to MassMutual such reports for the Portfolio, and in monthly, quarterly or annual time frames, as MassMutual shall reasonably request or as required by applicable law or regulation, including, but not limited to, those listed in Appendix A.

(c) Provided that none of MassMutual, the Fund or the Trust shall be required to pay any compensation other than as provided by the terms of this Sub-Advisory Agreement and subject to the provisions of Section 7 hereof, the Sub-Adviser may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

(d) Provided that nothing herein shall be deemed to protect the Sub-Adviser from acts or omissions constituting willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard to its obligations and duties under this Sub-Advisory Agreement, the Sub-Adviser shall not be liable for any loss sustained by reason of good faith errors or omissions, or for other actions or omissions of Sub-Adviser taken, in connection with any matters to which this Sub-Advisory Agreement relates.

(e) The Sub-Adviser shall make all material disclosures to MassMutual and the Fund regarding itself and its partners, officers, directors, shareholders, employees, affiliates or any person who controls any of the foregoing, including, but not limited to, (i) information regarding any change in control of the Sub-Adviser or any change in its key personnel that could materially affect the services provided by the Sub-Adviser hereunder, (ii) information regarding any material adverse change in the condition (financial or otherwise) of the Sub-Adviser or any person who controls the Sub-Adviser, information regarding the investment performance and general investment methods of the Sub-Adviser, its principals and affiliates, (iii) information that MassMutual reasonably deems material to the Fund or necessary to enable MassMutual to monitor the performance of the Sub-Adviser, and (iv) information that is required, in the reasonable judgment of MassMutual, to be disclosed in any filings required by any governmental agency or by any applicable law, regulation, rule or order (in the case of clauses (iii) and (iv), to the extent MassMutual notifies Sub-Adviser that MassMutual believes such information is material, necessary or required and MassMutual requests such information from Sub-Adviser).

(f) The Sub-Adviser shall provide MassMutual, upon reasonable prior written request by MassMutual to the Sub-Adviser, with access to inspect at the Sub-Adviser’s office the books and records of the Sub-Adviser relating to the Portfolio and the Sub-Adviser’s performance hereunder and such other books and records of the Sub-Adviser as are necessary to confirm that the Sub-Adviser has complied with its obligations and duties under this Sub-Advisory Agreement. The Sub-Adviser agrees that all records which it maintains for the Fund are property of the Fund and the Sub-Adviser will promptly surrender to the Fund any of such records or copies thereof upon the Fund’s request; provided that Sub-Adviser may retain copies of such records, subject to the obligations of confidentiality in Section 11 hereof, to the extent Sub-Adviser reasonably believes it is necessary for Sub-Adviser to do so in order to comply with applicable law.

(g) The Sub-Adviser makes no representations or warranty, express or implied , that any level of performance or investment results will be achieved by the Portfolio or that the Portfolio will perform comparably with any standard, including any other clients of the Sub-Adviser or index. This Section 2(g) shall not affect Sub-Adviser’s separate agreement in Section 3(b) herein.

(h) The Sub-Adviser agrees to reimburse MassMutual for any reasonable costs associated with the production, printing and filing with the Commission (not including mailing costs) of supplements to the Disclosure Documents due to changes caused by the Sub-Adviser, except for any such costs which may properly be charged to the Fund.

(i) Sub-Adviser utilizes personnel of Sub-Adviser’s affiliate, Federated Advisory Services Company, a Delaware statutory trust and registered investment adviser (“FASCO”), to provide certain trading, transaction settlement, fundamental analysis, quantitative analysis, performance attribution, risk management and administrative services to Sub-Advisor pursuant to a services agreement between Sub-Adviser and FASCO.

Sub-Adviser will compensate FASCO for such services out of Sub-Adviser’s compensation received under this Agreement. There will be no separate fee to MassMutual or the Trust for the services provided by FASCO to Sub-Adviser. For the limited purposes described in this Section 2(i), (1) FASCO is joining this Agreement as a party by signing the signature page to this Agreement, and (2) references to the “Sub-Adviser” in this Agreement shall be considered to also include references to “FASCO” (including, without limitation, for the purposes of Sections 2(d), 16 and 17).

3.	Other Activities.

(a) Nothing in this Sub-Advisory Agreement shall prevent MassMutual or the Sub-Adviser or any officer thereof from acting as investment adviser or sub-adviser for any other person, firm, corporation or other entity and shall not in any way limit or restrict MassMutual or the Sub-Adviser or any of their respective directors, officers, members, stockholders, partners or employees from buying, selling, or trading any securities for its own account or for the account of others for whom it or they may be acting, provided that such activities are in compliance with U.S. federal and state securities laws, regulations and rules.

(b) The Sub-Adviser agrees that it will not knowingly or deliberately favor, on a systematic basis, any other account managed or controlled by it or any of its principals or affiliates over the Portfolio. The Sub-Adviser, upon reasonable request and receipt of adequate assurances of confidentiality, and subject to any applicable privacy law requirements, shall provide MassMutual with an explanation of the differences, if any, in performance between the Portfolio and any other account with investment objectives and policies similar to the Fund for which the Sub-Adviser, or any one of its principals or affiliates, acts as investment adviser. To the extent that a particular investment is suitable for both the Portfolio and the Sub-Adviser’s other clients, such investment will be allocated among the Portfolio and such other clients in a manner that is fair and equitable in the circumstances in accordance with Sub-Adviser’s allocation policies as in effect from time to time.

4.	Obligations of MassMutual and the Fund.

(a) MassMutual will provide, or has provided, to the Sub-Adviser, such information or documents as the Sub-Adviser shall reasonably request or as required by applicable law or regulation. Throughout the term of this Sub-Advisory Agreement, MassMutual shall continue to provide such information and documents to the Sub-Adviser, including any amendments, updates or supplements to such information or documents before or at the time the amendments, updates or supplements become effective. MassMutual shall timely furnish the Sub-Adviser with such additional information as may be reasonably necessary for or requested by the Sub-Adviser to perform its responsibilities pursuant to this Sub-Advisory Agreement.

(b) MassMutual shall provide such assistance to the Sub-Adviser in setting up and maintaining brokerage accounts and other accounts as the Sub-Adviser shall reasonably request to allow for the purchase or sale of various forms of securities pursuant to this Sub-Advisory Agreement. MassMutual and the Fund hereby appoint Sub-Adviser as attorney-in-fact for MassMutual and the Fund, with the authority to act by and on behalf of, and in the name of, MassMutual and the Fund, including to open and maintain brokerage and other accounts, execute transactions and take other actions, as necessary or appropriate to act as sub-adviser to MassMutual and the Fund on a basis consistent with this Agreement. If requested by Sub-Adviser, MassMutual and the Fund agree to execute and deliver to Sub-Adviser a mutually acceptable stand-alone limited power of attorney.

5.      Custodian and Fund Accountant. The Fund assets shall be maintained in the custody of State Street Bank and Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, or such other custodian identified to the Sub-Adviser. Any assets added to the Fund shall be delivered directly to such custodian. The Sub-Adviser shall have no liability for the acts or omissions of any custodian of the Fund’s assets. The Sub-Adviser shall have no responsibility for the segregation requirement of the Act or other applicable law. In addition, at the date of this Sub-Advisory Agreement, MassMutual has contracted with State Street Bank and Trust Company to provide fund accounting services on behalf of the Fund. The Sub-Adviser shall have no liability for the acts or omissions of State Street Bank and Trust Company or such other fund accountant in connection with fund accounting services provided on behalf of the Fund. Sub-Adviser also shall have no responsibility for the acts or omissions of any other service provider to the Fund.

6.	Compensation of the Sub-Adviser.

(a) MassMutual agrees to pay the Sub-Adviser and the Sub-Adviser agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee paid quarterly, in arrears, at the following rate: [            ]

(b) Expenses. MassMutual, the Trust and the Fund shall assume and pay their respective organizational, operational and business expenses not specifically assumed or agreed to be paid by the Sub-Adviser pursuant to this Sub-Advisory Agreement. The Sub-Adviser shall pay its own organizational, operational and business expenses but shall not be obligated to pay any expenses of MassMutual, the Trust or the Fund, including, without limitation: (a) interest and taxes; (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments of the Fund; and (c) custodian fees and expenses. Any reimbursement of management or other fees required by an expense limitation provision and any liability arising out of a violation by MassMutual of Section 36(b) of the Act shall be the sole responsibility of MassMutual, provided that nothing in the preceding sentence shall relieve Sub-Adviser from its own liability under Section 36(b) of the Act with respect to its duties under this Sub-Advisory Agreement.

7.	Portfolio Transactions and Brokerage.

(a) The Sub-Adviser is authorized, in arranging the purchase and sale of the Portfolio’s publicly-traded portfolio securities, to employ or deal with such members of securities exchanges, brokers or dealers (hereinafter “broker-dealers”), as may, in its best judgment, implement the policy of the Fund to seek to obtain, at reasonable expense, best execution of the Fund’s portfolio transactions.

(b) The Sub-Adviser may effect the purchase and sale of securities (which are otherwise publicly traded) in private transactions on such terms and conditions as are customary in such transactions, may use a broker to effect such transactions, and may enter into a contract in which the broker acts either as principal or as agent.

(c) The Sub-Adviser shall select broker-dealers to effect the Portfolio’s portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by the Sub-Adviser on the basis of all factors and considerations deemed relevant by the Sub-Adviser, including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Portfolio’s portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer’s apparent familiarity with sources from or to whom particular securities might be purchased or sold; other matters involved in the receipt of brokerage and research services in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Portfolio; and such other considerations as the Board of Trustees of the Trust or MassMutual determine and provide to the Sub-Adviser from time to time. Subject to these requirements and the provisions of the Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Sub-Adviser may select brokers or dealers with which it or the Trust are affiliated.

8.	Representations And Warranties of The Sub-Adviser.

The Sub-Adviser hereby represents and warrants to the Fund and MassMutual that:

(a) The Sub-Adviser has obtained all required governmental and regulatory licenses, registrations and approvals required by law as may be necessary to perform its obligations under this Sub-Advisory Agreement and to act as contemplated by the Trust Documents and the Disclosure Documents, including without limitation registration as an investment adviser under the Advisers Act, and will maintain and renew any required licenses, registrations, approvals and memberships during the term of this Sub-Advisory Agreement.

(b) There is no pending, or to the best of its knowledge, threatened or contemplated action, suit or proceeding before or by any court, governmental, administrative or self-regulatory body or arbitration panel to which the Sub-Adviser or any of its principals is a party, or to which any of the assets of the Sub-Adviser is subject, which reasonably might be expected to (i) result in any material adverse change in the Sub-Adviser’s condition (financial or otherwise), business or prospects, (ii) affect adversely in any material respect any of the Sub-Adviser’s assets, or (iii) materially impair the Sub-Adviser’s ability to discharge its obligations under this Sub-Advisory Agreement; and the Sub-Adviser has not received any notice of a current investigation by the Commission or any state regarding U.S. federal or state securities laws, regulations or rules.

(c) All references in the Disclosure Documents concerning the Sub-Adviser and its affiliates and the controlling persons, affiliates, stockholders, directors, officers and employees of any of the foregoing provided to MassMutual by the Sub-Adviser or approved by the Sub-Adviser for use in the Disclosure Documents, as well as all performance information provided to MassMutual by the Sub-Adviser or approved by the Sub-Adviser for use by MassMutual, are accurate in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such information not misleading.

(d) Subject to adequate assurances of confidentiality, and any applicable privacy law requirements, the Sub-Adviser has supplied to, or made available for review by, MassMutual (and if requested by MassMutual to its designated auditor) all documents, statements, agreements and workpapers reasonably requested by it relating to accounts covered by the Sub-Adviser’s performance results and which are in the Sub-Adviser’s possession or to which it has access.

The foregoing representations and warranties shall be continuing during the term of this Sub-Advisory Agreement.

9.	Representations and Warranties of MassMutual.

(a) MassMutual represents and warrants to the Sub-Adviser the following:

(i) MassMutual has all requisite corporate power and authority under the laws of the Commonwealth of Massachusetts and federal securities laws and under the Advisory Agreement with the Fund to execute, deliver and perform this Sub-Advisory Agreement.

(ii) MassMutual is a registered investment adviser under the Advisers Act and is in compliance with all other required registrations and approvals under applicable federal and state law as may be necessary to perform its obligations under this Sub-Advisory Agreement and under the Advisory Agreement and to act as contemplated by the Trust Documents and the Disclosure Documents, and will maintain and renew any required licenses, registrations, approvals and memberships during the term of this Sub-Advisory Agreement.

(iii) MassMutual has complied with all registrations required by, and will comply, with all applicable laws and the rules and regulations of the Commission.

(iv) MassMutual has received a copy of Part II of Sub-Adviser’s Form ADV.

(v) There is no pending, or to the best of its knowledge, threatened or contemplated action, suit or proceeding before or by any court, governmental, administrative or self-regulatory body or arbitration panel to which MassMutual or any of its principals is a party, or to which any of the assets of MassMutual is subject, which might reasonably be expected to (i) result in any material adverse change in MassMutual’s condition (financial or otherwise), business or prospects, (ii) affect adversely in any material respect any of

MassMutual’s assets, or (iii) materially impair MassMutual’s ability to discharge its obligations under this Sub-Advisory Agreement; and MassMutual has not received any notice of a current investigation by the Commission or any state regarding U.S. federal or state securities laws, regulations or rules.

The foregoing representations and warranties shall be continuing during the term of this Sub-Advisory Agreement.

10.	Covenants of the Sub-Adviser.

(a) If at any time during the term of this Sub-Advisory Agreement, the Sub-Adviser discovers any fact or omission, or any event or change of circumstances occurs, which would make the Sub-Adviser’s representations and warranties in Section 8 inaccurate or incomplete in any material respect, or which would render the Disclosure Documents untrue or misleading in any material respect, the Sub-Adviser will provide prompt written notification to the Fund and MassMutual of any such fact, omission, event or change of circumstances, and the facts related thereto.

(b) The Sub-Adviser agrees that, during the term of this Sub-Advisory Agreement, and for so long as investment in the Fund is being offered for sale, it will provide the Fund and MassMutual with updated information relating to the Sub-Adviser’s investment performance results for the Portfolio as reasonably required from time to time by the Fund and MassMutual. The Sub-Adviser shall use commercially reasonable efforts to provide such information within a reasonable period of time after the end of the month to which such updated information relates and the information is available to it.

11.	Confidentiality.

All information and advice furnished by one party to the other party (including their respective agents, employees and representatives) hereunder shall be treated as confidential and shall not be disclosed to third parties, except as may be necessary to comply with applicable laws, rules and regulations, subpoenas or court orders or expressly permitted under applicable law. Without limiting the foregoing, MassMutual acknowledges that the securities holdings of the Fund constitute information of value to the Sub-Adviser, and agrees: (1) not to use for any purpose, other than for MassMutual or the Fund, or their agents, to supervise or monitor the Sub-Adviser, the holdings or other trading-related information of the Fund; and (2) not to disclose the Fund’s holdings, except: (a) as required or expressly permitted by applicable law or regulation; (b) as required by state or federal regulatory authorities; (c) to the Board of Trustees of the Trust, counsel to the Board, counsel to the Trust, the administrator or any sub-administrator, the independent accountants and any other agent of the Trust; or (d) as otherwise agreed to by the parties hereto in writing. Further, MassMutual agrees that information supplied by the Sub-Adviser, including approved lists, internal procedures, compliance procedures and any board materials, is valuable to the Sub-Adviser, and MassMutual agrees not to disclose any of the information contained in such materials, except: (i) as required by applicable law or regulation; (ii) as required by state or federal regulatory authorities; (iii) to the Board of Trustees of the Trust, counsel to the Board, counsel to the Trust, the administrator or any sub-administrator, the independent accountants and any other agent of the Trust; or (iv) as otherwise agreed to by the parties hereto in writing.

Without limiting the foregoing, the Sub-Adviser agrees that any and all information that it obtains pursuant to this Sub-Advisory Agreement regarding MassMutual or its customers including, but not limited to, approved lists, internal procedures, compliance procedures and any board materials, is valuable to MassMutual and will be used exclusively to fulfill the Sub-Adviser’s obligations hereunder, and will not be disclosed to any other party, including any affiliate of the Sub-Adviser or agent of the Fund, except (i) as necessary for the Sub-Adviser to fulfill its obligations pursuant to this Sub-Advisory Agreement, (ii) as required or expressly permitted by applicable law or regulation; (iii) as required by state or federal regulatory authorities; or (iv) as otherwise agreed to by the parties hereto in writing. Notwithstanding the foregoing, MassMutual agrees that the Sub-Adviser may identify it or the Fund as a client in promotional materials.

12.	Review of Fund Documents.

During the term of this Sub-Advisory Agreement, MassMutual shall furnish to the Sub-Adviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Sub-Adviser in any way, prior to the use thereof, and MassMutual shall not use any such materials if the Sub-Adviser reasonably objects in writing ten (10) business days (or such other time as may be mutually agreed, which would include longer time periods for review of the Fund’s prospectus and other parts of its registration statement) after receipt thereof. MassMutual shall ensure that materials prepared by employees or agents of MassMutual or its affiliates that refer to the Sub-Adviser in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the preceding sentence. Sub-Adviser shall have no responsibility for reviewing any portion of any such materials other than those portions that refer to Sub-Adviser.

13.	Use of Names.

The parties agree that the names of both the Sub-Adviser and MassMutual, the names of any affiliates of the Sub-Adviser and MassMutual and any derivative or logo or trademark or service mark or trade name are the valuable property of the Sub-Adviser, MassMutual and each company’s affiliates, respectively. MassMutual and the Fund shall have the right to use such name(s), derivatives, logos, trademarks or service marks or trade names only with the prior written approval of the Sub-Adviser, which approval shall not be unreasonably withheld or delayed so long as this Sub-Advisory Agreement is in effect. Similarly, the Sub-Adviser shall have the right to use such name(s), derivatives, logos, trademarks or service marks or trade names only with the prior written approval of MassMutual, which approval shall not be unreasonably withheld or delayed so long as this Sub-Advisory Agreement is in effect. It is understood that certain materials used in the ordinary course of business, such as prospectuses, financial reports, fund fact sheets and materials provided to the Trustees, do not require such prior approval.

Upon termination of this Sub-Advisory Agreement, the Sub-Adviser, MassMutual and the Fund shall forthwith cease to use such name(s), derivatives, logos, trademarks or service marks or trade names. The Sub-Adviser, MassMutual and the Fund agree that they will each review with the other parties any advertisement, sales literature, or notice prior to its use that makes reference to the Sub-Adviser, MassMutual or their affiliates, as applicable, or any such name(s), derivatives, logos, trademarks, service marks or trade names so that the Sub-Adviser, MassMutual or their affiliates may review the context in which they are referred to, it being agreed that each party shall have no responsibility to ensure the adequacy of the form or content of such materials used by the other parties for purposes of the Act or other applicable laws and regulations. The Sub-Adviser, MassMutual and the Fund agree to comply with any reasonable guidelines regarding the use of such name(s), derivatives, logos, trademarks or service marks or trade names as the Sub-Adviser, MassMutual and the Fund may from time to time provide in writing to each other. If the Sub-Adviser, MassMutual or the Fund makes any unauthorized use of another party’s names, derivatives, logos, trademarks or service marks or trade names, the parties acknowledge that the other parties shall suffer irreparable harm for which monetary damages are inadequate and thus, the other parties shall be entitled to seek injunctive relief.

14.	Duration.

Unless terminated earlier pursuant to Section 15 hereof, this Sub-Advisory Agreement shall remain in effect for a period of two years from the date hereof. Thereafter it shall continue in effect from year to year, unless terminated pursuant to Section 15 hereof, so long as such continuance shall be approved at least annually by the Trust’s Board of Trustees, including the vote of the majority of the Trustees of the Trust who are not parties to this Sub-Advisory Agreement or “interested persons” (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a “majority” (as defined in the Act) of the outstanding voting securities of the Fund.

15.	Termination.

(a) This Sub-Advisory Agreement shall terminate automatically upon its assignment (within the meaning of the Act), the termination of the Advisory Agreement or the dissolution of the Fund.

(b) The Sub-Advisory Agreement may be terminated by MassMutual or the Board of Trustees of the Trust: (i) by written notice to the Sub-Adviser with immediate effect, if the Sub-Adviser’s registration under the Adviser’s Act is suspended, terminated, lapsed or not renewed; (ii) by written notice to the Sub-Adviser with immediate effect, if the Sub-Adviser is bankrupt or insolvent, seeks an arrangement with creditors, is dissolved or terminated or ceases to exist; (iii) by written notice to the Sub-Adviser with immediate effect, if MassMutual or the Board of Trustees of the Trust determines for any reason, that such termination is appropriate for the protection of the Fund, including without limitation a determination by MassMutual or the Board of Trustees of the Trust that the Sub-Adviser has breached an obligation or duty under this Sub-Advisory Agreement; or (iv) in their sole discretion, without penalty, upon sixty days prior written notice to Sub-Adviser. This Sub-Advisory Agreement also may be terminated at any time, without penalty, by the vote of the holders of a “majority” of the outstanding voting securities of the Fund (as defined in the Act).

(c) The Sub-Advisory Agreement may be terminated by the Sub-Adviser, without penalty at any time, upon sixty days’ prior written notice, to MassMutual and the Trust.

16.	Indemnification.

(a) In any action in which MassMutual or the Fund or any of its or their controlling persons, or any shareholders, partners, directors, officers and/or employees of any of the foregoing, are parties, the Sub-Adviser agrees to indemnify and hold harmless the foregoing persons against any loss, claim, settlement, damage, charge, liability or expense (including, without limitation, reasonable attorneys’ and accountants’ fees) to which such persons may become subject, insofar as such loss, claim, damage, charge, liability or expense arises out of or is based upon any demands, claims, liabilities, expenses, lawsuits, actions or proceedings relating to this Sub-Advisory Agreement or to the advisory services for the account of the Fund provided by the Sub-Adviser, to the extent that the loss, claim, settlement, damage, charge, liability or expense related to, was based upon, or arose out of an act or omission of the Sub-Adviser or any of its officers, directors, employees, affiliates or controlling persons constituting reckless disregard, willful misfeasance, bad faith, gross negligence, fraud or willful misconduct.

(b) In any action in which the Sub-Adviser or any of its controlling persons, or any shareholders, partners, directors, officers and/or employees of any of the foregoing, are parties, MassMutual agrees to indemnify and hold harmless the foregoing persons against any loss, claim, settlement, damage, charge, liability or expense (including, without limitation, reasonable attorneys’ and accountants’ fees) to which such persons may become subject, insofar as such loss, claim, settlement, damage, charge, liability or expense arises out of or is based upon any demands, claims, liabilities, expenses, lawsuits, actions or proceedings relating to this Sub-Advisory Agreement, the advisory services for the account of the Fund provided by the Sub-Adviser or MassMutual, the operation of the Fund, the contents of the Disclosure Documents, or the wrongful conduct of persons with respect to the sale of interests in the Fund, to the extent that the loss, claim, settlement, damage, charge, liability, or expense did not relate to, or was not based upon, or did not arise out of an act or omission of the Sub-Adviser or any of its officers, directors, employees, affiliates or controlling persons constituting reckless disregard, willful misfeasance, bad faith, gross negligence, fraud or willful misconduct.

(c) Promptly after receipt by an indemnified party under this Section 16 of notice of any claim or dispute or commencement of any action or litigation, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 16, notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 16 except to the extent, if any, that such failure or delay materially prejudiced the other party in defending against the claim. In case any such claim, dispute, action or litigation is brought or asserted against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel specially approved in writing by such indemnified party, such approval not to be unreasonably withheld, following notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof; in which event, the indemnifying party will not be liable to such indemnified party under this Section 16 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, but shall continue to be liable to the indemnified party in all other respects as heretofore set forth in this Section 16. Notwithstanding any other provisions of this Section 16, if, in any claim, dispute, action or litigation as to which indemnity is or may be available, any indemnified party reasonably determines that its interests are or may be, in whole or in part, adverse to the interests of the indemnifying party, the indemnified party may retain its own counsel, with the choice of counsel subject to the consent of the indemnifying party (which consent shall not be withheld unreasonably), in connection with such claim, dispute, action or litigation and shall continue to be indemnified by the indemnifying party for any legal or any other expenses reasonably incurred in connection with investigating or defending such claim, dispute, action or litigation.

17.	Disclaimer of Shareholder Liability.

MassMutual and the Sub-Adviser understand that the obligations of the Trust under this Sub-Advisory Agreement are not binding upon any Trustee or shareholder of the Trust personally, but bind only the Trust and the Trust’s property. MassMutual and the Sub-Adviser represent that each has notice of the provisions of the Trust Documents disclaiming shareholder and Trustee liability for acts or obligations of the Trust.

18.	Notice.

Any notice under this Sub-Advisory Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party, with a copy to the Trust, at the addresses below or such other address as such other party may designate for the receipt of such notice.

If to MassMutual:	Massachusetts Mutual Life Insurance Company
1295 State Street
Springfield, MA 01111
Attention: Eric Wietsma
Corporate Vice President

If to the Sub-Adviser:	Federated Clover Investment Advisors,
a division of Federated Global Investment Management Corp.
400 Meridian Center
Suite 200
Rochester, New York 14618-3991
Attention: Stephen J. Carl

With a copy to:

If to either MassMutual or the Sub-Adviser, copies to:

MassMutual Select Funds
1295 State Street
Springfield, MA 01111
Attention: Andrew M. Goldberg
Assistant Secretary

Federated Clover Investment Advisors,
a division of Federated Global Investment Management Corp.
c/o Federated Advisory Services Company
Federated Investors Tower
24th Floor
1001 Liberty Avenue
Pittsburgh, PA 15222-3779
Attention: Carol Kayworth
Director, Investment Administration

19.	No Assignment.

As required under Section 205 under the Advisers Act, no assignment (within the meaning of the Advisers Act) of this Sub-Advisory Agreement may be made without the express written consent of all parties hereto. The parties acknowledge, however, that, as required under Section 15(a)(4) of the Act, Section 15(a) of this Sub-Advisory Agreement provides that this Sub-Advisory Agreement shall terminate automatically upon its assignment (within the meaning of the Act).

20.	Amendments to this Sub-Advisory Agreement.

This Sub-Advisory Agreement may be amended only by a written instrument approved in writing by all parties hereto.

21.	Governing Law.

This Sub-Advisory Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to principles of conflict of laws.

22.	Survival.

The provisions of this Sub-Advisory Agreement shall survive the termination or other expiration of this Sub-Advisory Agreement with respect to any matter arising while this Sub-Advisory Agreement was in effect.

23.	Successors.

This Sub-Advisory Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

24.	Entire Agreement.

This Sub-Advisory Agreement constitutes the entire agreement among the parties hereto with respect to the matters referred to herein, and no other agreement, oral or otherwise, shall be binding on the parties hereto.

25.	No Waiver.

No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

26.	Severability.

If any one or more provisions in this Sub-Advisory Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provision of this Sub-Advisory Agreement, but this Sub-Advisory Agreement shall be construed so as to effectuate the intent of the parties hereto as nearly as possible without giving effect to such invalid, illegal or unenforceable provision had never been contained herein.

27.	Counterparts.

This Sub-Advisory Agreement maybe executed in any number of counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Fund, MassMutual and the Sub-Adviser have caused this Sub-Advisory Agreement to be executed as of the day and year first above written.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Eric Wietsma
Name:	Eric Wietsma
Title:	Corporate Vice President

FEDERATED CLOVER INVESTMENT ADVISORS, a division of FEDERATED GLOBAL INVESTMENT MANAGEMENT CORP.

By:	/s/ John B. Fisher
Name:	John B. Fisher
Title:	President

FEDERATED ADVISORY SERVICES COMPANY

By:	/s/ John B. Fisher
Name:	John B. Fisher
Title:	President

Accepted and Agreed to by:

MASSMUTUAL SELECT FUNDS on behalf of MassMutual Select Small Company Value Fund

By:	/s/ Nicholas Palmerino
Name:	Nicholas Palmerino
Title:	CFO and Treasurer

Appendix A

The Sub-Adviser shall provide to MassMutual the following:

1.	Quarterly Portfolio Data Sheets (due on the 10th business day after the end of every quarter):

The data sheets should include the following information:

a. Portfolio Characteristics for the Portfolio, standard and best fit market index

b. Portfolio Sector Weights for the Portfolio, standard and best fit market index.

c. Top 10 Equity Holdings (% of equities) for the Portfolio

d. Top 5 contributors and detractors by performance based on contribution to the Portfolio

e. Purchases (New) and Sales (Eliminated) during the quarter.

f. Performance of the Portfolio vs. standard and best fit market index and peer group

2.	Portfolio Manager Commentary (due on the 10th business day after the end of every quarter): The commentary should include information on the following topics (there is no limit to the number of words used):

a. Qualitative assessment by manager: list three factors that were the major influences on performance both positive and negative

b. Performance attribution:

-	The industry weightings that had the largest contribution to performance during the most recent quarter.

-	The industry weightings that had the largest detraction from performance during the most recent quarter.

-	The five holdings that contributed the most to performance during the most recent quarter.

-	The five holdings that detracted the most from performance during the most recent quarter.

c. The manager’s market outlook.

d. How he/she has positioned the Portfolio for the near term.

3.	Third party portfolio attribution analysis of the Portfolio: Performance attribution should demonstrate the impact of portfolio management decisions including Asset Allocation Effects and Security Selection Effects.

4.	Quarterly Conference Calls: The purpose of this contact will be to obtain a greater understanding of the performance of the Portfolio, the reasons for that performance, and to gain valuable insights into the Portfolio provided by the manager.

5.	Annual On-Site Meeting - As part of MassMutual’s due diligence process, members of the MassMutual’s Investment Group arrange an “on site” meeting with each of the managers in the MassMutual’s Investment Program. Typically, these meetings include a general overview of the firm as well as separate meetings with each of the portfolio managers to discuss their long-term and short-term strategies, modifications to their investment strategy or style and any other relevant information.

Appendix B

Certain Other Mutual Funds Advised By Federated Clover

Federated Clover has provided the following information to the Trust regarding other funds for which Federated Clover acts as investment adviser or sub-adviser and which have investment objectives similar to those of the portion of the Fund managed by Federated Clover.

Other Fund(s) with Similar Objectives to the portion of the Fund managed by Federated Clover	Fee Rate (based on average daily net assets)	Net Assets of Other Fund(s) at December 31, 2008	Federated Clover’s Relationship to Other Fund(s) (Adviser or Sub-Adviser)
Touchstone Diversified Small Cap Value Fund	0.45%	$94.4 million	Sub-Adviser

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Appendix C

Shares Outstanding

For each class of the Funds’ shares, the number of shares outstanding as of January 30, 2009 was as follows:

MassMutual Select Small Company Value Fund	Number of Shares Outstanding and Entitled to Vote Per Class

Class S	20,874,383.742
Class Y	8,355,934.947
Class L	5,250,246.011
Class A	9,349,560.794
Class N	174,998.276

Total	44,005,123.770

Ownership of Shares

As of January 30, 2009, the Trustees and officers of the Trust did not own any shares of the Fund. As of January 30, 2009, Massachusetts Mutual Life Insurance Company owned of record, 100% of Class N, 93% of Class Y, 88% of Class L, 81% of Class A and 75% of Class S, and therefore for certain purposes may be deemed to “control” the Fund, as that term is defined in the 1940 Act. As of January 30, 2009, Taynik & Co., c/o State Street Bank and Trust Company, owned of record 14% of Class S, 11% of Class A and 8% of Class L, and therefore for certain purposes may be deemed a principal holder of the Fund.

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